Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Diana G. Purcel — Chief Financial Officer
Famous Dave’s of America, Inc.
952-294-1300
Famous Dave’s Reports Second Quarter Net Income of $0.20 Per Share
     Minneapolis, MN, August 1, 2007 — FAMOUS DAVE’S OF AMERICA, INC. (NASDAQ: DAVE) today announced financial results for the second quarter ended July 1, 2007.
     Highlights for the second quarter of fiscal 2007 were as follows:
•	Total revenue of $33.5 million increased 9.1% over the prior year.

•	Comparable sales for company-owned restaurants increased 3.5% over the prior year.

•	Franchise royalty revenue of $4.1 million increased 15.7% over the prior year.

•	Earnings were $0.20 per diluted share, compared to $0.14 per diluted share for the second quarter of fiscal 2006.
     Net income for the second quarter ending July 1, 2007 was approximately $2.1 million, or $0.20 per diluted share, on total revenue of approximately $33.5 million. In comparison, for the second quarter of 2006, net income was approximately $1.5 million or $0.14 per diluted share, on total revenue of approximately $30.7 million. Net sales for company-owned restaurants, open year-round for 18 months or more, increased 3.5% for the second quarter of fiscal 2007, as compared to an increase of 1.2% for the second quarter of fiscal 2006. Total revenue for the second quarter of fiscal 2007 increased 9.1% over the 2006 comparable period, reflecting new restaurant growth, a comparable sales increase of 3.5% and a 15.7% increase in franchise royalty revenue.
     For the six months ended July 1, 2007, the company reported net income of approximately $3.4 million, or $0.33 per diluted share, on total revenue of approximately $62.5 million, compared with net income of approximately $2.3 million, or $0.21 per diluted share, on total revenue of approximately $57.8 million for the first six months of fiscal 2006. For the first six months of fiscal 2007, net sales for company-owned restaurants, open year-round for 18 months or more, increased 1.5% compared with an increase of 3.2% for the first six months of fiscal 2006. Total revenue for the half of fiscal 2007 increased 8.1% over the 2006 comparable period, again, reflecting new restaurant growth, a 1.5% favorable comparable sales increase and a 16.0% increase in franchise royalty revenue.
     “We are very pleased with the sales growth our team delivered in the second quarter,” said David Goronkin, President and Chief Executive Officer of Famous Dave’s. “The second quarter marks the beginning of barbeque season as well as other summer events, and these occasions provide us the opportunity to strengthen our leadership position in catering and “To Go”. We are pleased with our results and the fact that we have continued to deliver improved financial performance for our shareholders.”
     Earnings for the second quarter of fiscal 2007 included approximately $500,000, or $0.03 per diluted share, of compensation expense as related to the company’s stock-based compensation programs, and the six month period included approximately $1.0 million, or $0.06 per diluted share, of expense. In comparison, earnings for the second quarter of fiscal 2006 included approximately $321,000, or $0.02 per diluted share, of stock-based compensation expense, and the six month period included approximately $692,000, or $0.04 per diluted share, of stock-based compensation expense.
     During the second quarter of fiscal 2007, the company repurchased 86,292 shares of common stock at an average price of $20.74 per share, excluding commissions, and during the six month period, the company repurchased 151,692 shares of common stock at an average price of $19.59 per share, excluding commissions.
     The company opened 7 franchise-operated restaurants, and sold one company-owned restaurant to a franchise partner, during the second quarter ended July 1, 2007. During the quarter the company signed a development agreement for four new Famous Dave’s restaurants in Arkansas and Texarkana, Texas, in addition toa franchise agreement for an additional location in El Paso, Texas. Famous Dave’s ended the quarter with 152 restaurants, including 40 company-owned restaurants and 112 franchise-operated restaurants in 35 states, and had signed development agreements for an additional 155 franchised locations.
     The company is hosting a conference call tomorrow, August 2, 2007, at 10:00 a.m. Central Time to discuss its second quarter 2007 financial results, and invites all those interested in hearing management’s discussion of the quarter to join the conference call by dialing 800-374-1553, conference ID 6065859. A replay will be available for one week following the call by dialing 800-642-1687, conference ID 6065859. Participants may also access a live webcast of the discussion through the Investor Relations section of Famous Dave’s web site at www.famousdaves.com.
     About Famous Dave’s. Famous Dave’s of America, Inc. (NASDAQ:DAVE) develops, owns, operates and franchises barbeque restaurants. As of August 1, 2007, the company owned 40 locations and franchised 112 additional units in 35 states and had signed development agreements for an additional 155 franchised locations. Its menu features award-winning barbequed and grilled meats, an ample selection of salads, side items and sandwiches, and unique desserts. For more information, contact Diana G. Purcel — Chief Financial Officer, at (952) 294-1300.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2007	2006	2007	2006
Revenue:
Restaurant sales, net	$28,726	$26,472	$53,667	$49,688
Franchise royalty revenue	4,132	3,570	7,781	6,710
Franchise fee revenue	241	404	556	966
Licensing and other revenue	436	294	534	464

Total revenue	33,535	30,740	62,538	57,828

Costs and expenses:
Food and beverage costs	8,661	8,032	16,272	15,036
Labor and benefits	8,323	7,377	15,803	14,564
Operating expenses	7,261	6,639	13,454	12,629
Depreciation and amortization	1,115	1,063	2,255	2,190
General and administrative	4,573	3,687	8,696	7,695
Reserve for impairment	—	784	—	784
Pre-opening expenses	36	217	42	399
Net loss on disposal of property	82	5	100	14

Total costs and expenses	30,051	27,804	56,622	53,311

Income from operations	3,484	2,936	5,916	4,517

Other income (expense):
Loss on early extinguishment of debt	—	(148)	(12)	(148)
Interest expense	(395)	(461)	(803)	(932)
Interest income	77	90	153	195
Other income (expense), net	38	(8)	42	(46)

Total other expense	(280)	(527)	(620)	(931)

Income before income taxes	3,204	2,409	5,296	3,586

Income tax provision	(1,145)	(885)	(1,895)	(1,320)

Net income	$2,059	$1,524	$3,401	$2,266

Basic net income per common share	$0.20	$0.14	$0.34	$0.21

Diluted net income per common share	$0.20	$0.14	$0.33	$0.21

Weighted average common shares outstanding — basic	10,068,000	10,573,000	10,099,000	10,590,000

Weighted average common shares outstanding — diluted	10,431,000	10,935,000	10,459,000	10,942,000

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES
OPERATING RESULTS
(unaudited)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2007	2006	2007	2006
Food and beverage costs (1)	30.2%	30.3%	30.3%	30.3%
Labor and benefits (1)	29.0%	27.9%	29.5%	29.3%
Operating expenses (1)	25.3%	25.1%	25.0%	25.4%
Depreciation & amortization (restaurant level) (1)	3.4%	3.6%	3.7%	3.9%
Depreciation & amortization (corporate level) (2)	0.4%	0.4%	0.4%	0.4%
General and administrative (2)	13.6%	12.0%	13.9%	13.3%
Reserve for impairment (1)	—	3.0%	—	1.6%
Pre-opening expenses and net loss on disposal of property (1)	0.4%	0.8%	0.3%	0.8%
Total costs and expenses (1)	88.3%	90.7%	88.8%	91.3%
Income from operations (2)	10.4%	9.6%	9.4%	7.8%

(1)	As a percentage of restaurant sales, net

(2)	As a percentage of total revenue
FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 1,	December 31,
	2007	2006
ASSETS
Current assets	$14,073	$12,930
Property, equipment and leasehold improvements, net	49,032	50,037
Other assets	2,502	2,675

Total assets	$65,607	$65,642

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$11,941	$12,807
Long-term obligations	16,253	17,000
Shareholders’ equity	37,413	35,835

Total liabilities and shareholders’ equity	$65,607	$65,642

SUPPLEMENTAL SALES INFORMATION
(unaudited)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2007	2006	2007	2006
Average weekly net sales:
Company-Owned	$54,316	$50,583	$50,533	$47,787
Franchise-Operated	$60,835	$61,694	$58,524	$59,803

Operating weeks:
Company-Owned	527	522	1,060	1,037
Franchise-Operated	1,386	1,186	2,712	2,295

Comparable net sales:
Company-Owned	3.5%	1.2%	1.5%	3.2%
Franchise-Operated	(3.3)%	(5.1)%	(4.3)%	(3.2)%

Total number of restaurants:
Company-Owned	40	41	40	41
Franchise-Operated	112	95	112	95

Total	152	136	152	136
     Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of our restaurant openings and the timing or success of our expansion plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the company’s actual results to differ materially from expected results. Although Famous Dave’s of America, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave’s expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the company’s SEC reports.